Exhibit 10.46

EXECUTION

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent (“Administrative Agent”),
CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”),
ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”),
and
MORTGAGE ACQUISITION TRUST I LLC (“Seller” and together with any other seller joined hereto from time to time, the “Sellers”)
Dated April 3, 2020

TABLE OF CONTENTS

SCHEDULES
Schedule 1-A – Representations and Warranties with Respect to Contributed Mortgage Loans that are Business Purpose Mortgage Loans
Schedule 1-B – Representations and Warranties with Respect to Contributed Mortgage Loans Other than Business Purpose Mortgage Loans
Schedule 1-C – Representations and Warranties with Respect to Participation Interests
Schedule 2 – Authorized Representatives
Schedule 3 – XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
EXHIBITS
Exhibit A – Form of Power of Attorney

This is an AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of April 3, 2020, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, (“Administrative Agent”) on behalf of Buyers, CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”), MORTGAGE ACQUISITION TRUST I LLC (“MAT Seller” and a “Seller” and collectively with any other seller that may be joined hereto from time to time, the “Sellers”).
Administrative Agent, Buyers, MAT Seller and MAT TRS LLC previously entered into a Master Repurchase Agreement, dated as of February 20, 2018 (the “Existing Facility”).
The parties hereto desire that the Existing Facility be amended and restated in its entirety on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Applicability
(i)Pursuant to the Existing Facility, Administrative Agent, on behalf of Buyers, previously purchased certain Purchased Assets from the Sellers. Pursuant to the Existing Facility and from time to time, upon the terms and conditions set forth therein, the parties hereto agreed to enter into transactions (the “Existing Transactions”), on an uncommitted basis, in which Sellers agreed to transfer to Administrative Agent on behalf of Buyers the Purchased Assets against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to the applicable Seller such Purchased Assets against the transfer of funds by such Seller. To the extent the parties hereto agree to enter into new Transactions after the Effective Date and as part of separate Transactions a Seller may request and Administrative Agent on behalf of Buyers may fund, subject to the terms and conditions of this Agreement, an increase in the Purchase Price for the Purchased Assets based upon the transfer of additional Contributed Mortgage Loans to the Transaction Subsidiary and allocation thereof to one or more Participation Interests. Each such transaction (together with the Existing Transactions) shall be referred to herein as a “Transaction”. From time to time, each Seller may request a release of Purchased Assets and Contributed Mortgage Loans from the Administrative Agent on behalf of Buyers in conjunction with an Optional Repurchase. Each such transaction involving the transfer of Purchased Assets or additional Contributed Mortgage Loans to the Transaction Subsidiary resulting in an increase or decrease in the value of the Purchased Assets shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is not a commitment by Administrative Agent on behalf of Buyers to engage in the Transactions, but sets forth the requirements under which the Administrative Agent on behalf of Buyers would consider entering into Transactions as set forth herein; provided, however, if a Buyer engages in a Transaction, such Transaction may only be terminated by such Buyer in accordance with the provisions of this Agreement.
(ii)The Transaction Subsidiary has legal title to the Contributed Mortgage Loans, the legal title to which is owned by the Transaction Subsidiary as of the Effective Date.
(iii)In order to further secure the Obligations hereunder, the interests in the Contributed Mortgage Loans of the Transaction Subsidiary shall be pledged by the Transaction Subsidiary to the Administrative Agent on behalf of Buyers pursuant to the Transaction Subsidiary Pledge Agreement.
2.Definitions
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings; provided that any terms used but not otherwise defined herein shall have the meanings given to them in the Pricing Side Letter:
“1933 Act” has the meaning set forth in Section 13(a)(27) hereof.
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Acceptable State” means any state acceptable pursuant to the applicable Originator’s Guidelines.
“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located in accordance with applicable law.
“Act of Insolvency” means, with respect to any Person or its Subsidiaries, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or a Subsidiary or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or a Subsidiary by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or a Subsidiary of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission in writing by a Responsible Officer of such party or a Subsidiary of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Subsidiaries, or shall have taken any action to displace the senior management of such party or of any of its Subsidiaries or to materially curtail its authority in the conduct of the business of such party or of any of its Subsidiaries; provided, however, with respect to any involuntary insolvency filing, such filing shall not have been dismissed within fifteen (15) days.
“Administration Agreement” means that certain Repo Administration and Allocation Agreement, dated as of February 20, 2018, by and among Sellers, Guarantor, CSFBMC, as administrative agent, CS Cayman, Alpine and certain Buyers identified therein, as amended, restated, supplemented or otherwise modified from time to time.
“Administrative Agent” means CSFBMC or any successor thereto under the Administration Agreement.
“Affiliate” means, with respect to any Buyer or Administrative Agent, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt shall include any CP Conduit.
“AG MIT” means AG Mortgage Investment Trust, Inc.
“Agreement” means this Amended and Restated Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Allocated Repurchase Price” means, for each Contributed Mortgage Loan, the portion of the Purchase Price allocated to such Contributed Mortgage Loan, together with the related accrued and unpaid Price Differential.
“Appraised Value” means the “as is” value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.
“ARC Loan” means a Mortgage Loan that was subject to transactions under that certain Master Repurchase Agreement, dated as of September 9, 2019, among Administrative Agent, Buyers and ARC Home LLC.
“Asset File” means, with respect to a Contributed Mortgage Loan, the documents and instruments relating to such Contributed Mortgage Loan and set forth in an exhibit to the Custodial Agreement.
“Asset Schedule” means, with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium generated by the applicable Seller, and delivered to Administrative Agent and Custodian, which provides information required by Administrative Agent to enter into Transactions relating to the Purchased Assets, Purchased Securities and Contributed Mortgage Loans in a format acceptable to Administrative Agent.

“Assignment and Acceptance” has the meaning assigned to such term in Section 22 hereof.
“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BMA” means that certain Master Repurchase Agreement, dated as of June 6, 2019, by and between MAT Seller and CS Cayman, as amended, restated, supplemented and otherwise modified from time to time.
“BMA Collateral” has the meaning assigned to such term in the BMA.
“BMA Guaranty” means that certain Guaranty, dated as of June 6, 2019, made by Guarantor in favor of CS Cayman, as amended, restated, supplemented and otherwise modified from time to time.
“BMA Guaranty Collateral” means the “Collateral” as defined in the BMA Guaranty.
“BMA Obligations” means all obligations and liabilities of the MAT Seller to CS Cayman under the BMA.
“BPO” means an opinion of the fair market value of a Mortgaged Property or parcel of real property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA) for an “appraisal” or an “evaluation” as applicable; provided that, unless otherwise waived by Administrative Agent in writing, no BPO shall be valid if it is dated earlier than (x) ninety (90) days prior to the applicable Purchase Date and (y) (1) with respect to Non-Performing Mortgage Loans, one hundred eighty (180) days and (2) with respect to Business Purpose Mortgage Loans, three hundred sixty four (364) days, in each case, prior to any date of determination.
“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City or the States of Maryland, Minnesota or Delaware.

“Business Purpose Holdback Mortgage Loan” means a Business Purpose Mortgage Loan with respect to which there exists a Holdback Amount which may be funded and on deposit in the Holdback Account for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the applicable Servicing Agreement.
“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which (a) the related Mortgaged Property is uninhabited; (b) is not and will not be occupied by the related Mortgagor; (c) has a term to maturity no longer than forty-eight (48) months following origination; and (d) has been originated in accordance with Originator’s Guidelines.
“Buyer” means CS Cayman, Alpine and each Buyer identified by the Administrative Agent from time to time pursuant to the Administration Agreement and their successors in interest and assigns pursuant to Section 22 and, with respect to Section 11, its participants.
“Capital Stock” means, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person.
“Change in Control” means:
(a)  with respect to the Transaction Subsidiary, any transaction or event as a result of which Guarantor ceases to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of Transaction Subsidiary;
(b) with respect to Seller, any transaction or event as a result of which Guarantor ceases to own, directly, one hundred percent (100%) of the Capital Stock of Seller;
(c) with respect to Guarantor, any transaction or event as a result of which the current owners, collectively, cease to own, directly or indirectly, fifty-one (51%) of the Capital Stock of Guarantor;
(d) if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated; or
(e) with respect to each Seller Party, (i) the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding any such action taken in connection with any securitization transaction or whole loan sale); or (ii) the consummation of a merger or consolidation of any Seller Party with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders, directly or indirectly, of such Seller Party immediately prior to such merger, consolidation or other reorganization.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in the Guaranty and Pledge.
“Collection Period” means the period commencing on the first (1st) day of the month (or, in the case of the first Collection Period for a given Transaction, on the Purchase Date for such Transaction) up to but not including the first (1st) day of the following month.
“Contributed Mortgage Loan” means a Mortgage Loan, the legal title to which is owned by the Transaction Subsidiary and one hundred percent (100%) of the Participation Interests in which is owned by the applicable Seller and which is made subject to a Transaction hereunder.
1.“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
2.“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a Co-op Unit in a Co-op Corporation and collateral assignment of the related Proprietary Lease.
3.“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
4.“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificate.
5.“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.
6.“CP Conduit” means a commercial paper conduit, including but not limited to Alpine Securitization LTD, administered, managed or supported by CSFBMC or an Affiliate of CSFBMC.
7.
“CSFBMC” means Credit Suisse First Boston Mortgage Capital LLC, or any successors or assigns.
“Custodial Agreement” means that certain Custodial Agreement dated as of February 20, 2018, among Seller, MAT TRS LLC for themselves and as agent for the

Transaction Subsidiary, Administrative Agent, Buyers and Custodian, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.
“Custodian” means U.S. Bank, National Association, and any successor thereto under the Custodial Agreement.
“Debtor Relief Law” means any law, administration, or regulation relating to reorganization, winding up, administration, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.
“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Division” shall mean the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied or waived by Administrative Agent in writing.
“Electronic Tracking Agreement” means an Electronic Tracking Agreement among Administrative Agent, Sellers, MERS and MERCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” means any corporation or trade or business that, together with any Seller Party is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.
“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 15 hereof.
“Event of Termination” means with respect to any Seller Party (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, or (b) the withdrawal of any Seller Party or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by any Seller Party or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Seller Party or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by any Seller Party or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for any Seller Party or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder (i) as a result of being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are “Other Connection Taxes” which are, with respect to a Buyer or such recipient, Taxes, imposed as a result of a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Asset or Contributed Mortgage Loan); (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11(e)(ii); (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to

Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Facility” has the meaning in set forth in the recitals.
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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.
“FICO” means Fair Isaac & Co., or any successor thereto.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over any Seller Party, Administrative Agent or any Buyer, as applicable.
“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.
“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, or to takeorpay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” means Mortgage Acquisition Holding I LLC.

“Guarantor LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Guarantor, dated as of January 31, 2018, among the Members, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Guaranty and Pledge” means the guaranty and pledge of Guarantor dated as of the February 20, 2018 in favor of the Administrative Agent for the benefit of Buyers, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).
“Holdback Account” means the account held by the applicable Servicer into which any Holdback Amounts with respect to Business Purpose Holdback Mortgage Loans may be deposited and held pursuant to the terms of the applicable Servicing Agreement. Administrative Agent shall have a perfected security interest in all such accounts and each Seller acknowledges that Administrative Agent shall have no obligations of any kind to remit any additional amounts into the related Holdback Account.
“Holdback Account Control Agreement” means each deposit account control agreement among the applicable Seller, Servicer and Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time into which the Holdback Amounts will be deposited.
“Holdback Amounts” means, with respect to any Business Purpose Mortgage Loan, the future funding amounts for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the related Originator’s Guidelines.
“Income” means, with respect to any Purchased Asset and Contributed Mortgage Loan, at any time until repurchased by the applicable Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon other than any fees or reimbursements due to the Servicer pursuant to the Servicing Agreement.
“Indebtedness” has the meaning assigned to such term in the Pricing Side Letter.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of each Seller hereunder or under any Program Agreement and (b) Other Taxes.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.
“Interest Rate Protection Agreement” means, with respect to any or all of the Contributed Mortgage Loans, any short sale of a U.S. Treasury Security, or futures contract, or mortgage related security, or eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Sellers and an Affiliate of Administrative Agent or such other party acceptable to Administrative Agent in its sole discretion, which agreement is acceptable to Administrative Agent in its sole discretion.
“LIBOR” has the meaning assigned to such term in the Pricing Side Letter.
“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Market Value” has the meaning assigned to such term in the Pricing Side Letter.
“MAT Seller LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of MAT Seller, dated as of January 31, 2018, among the Members, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business or financial condition of any Seller Party or any Subsidiary that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of any Seller Party or any Subsidiary that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against any Seller Party or any Subsidiary that is a party to any Program Agreement, in each case as determined by the Administrative Agent in its sole good faith discretion.
“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Member” has the meaning set forth in the MAT Seller LLC Agreement or Guarantor LLC Agreement, as the context requires.
“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.
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“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.
“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first or second lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the Co-op Shares and in the Proprietary Lease relating to such Co-op Shares.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.
“Mortgage Loan” means any mortgage loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first or second lien mortgage, provided, however, that, Mortgage Loans shall not include any High Cost Mortgage Loans.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Seller Party or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Non-Agency Non-QM Mortgage Loan” means a Mortgage Loan that (a) does not meet the criteria for a Qualified Mortgage Loan and (b) is otherwise acceptable to Administrative Agent in its sole discretion.

“NonPerforming Mortgage Loan” means (a) any Mortgage Loan for which any payment of principal or interest is sixty (60) days or more past due, (b) any Mortgage Loan with respect to which the related mortgagor is in bankruptcy or (c) any Mortgage Loan with respect to which the related mortgaged property is in foreclosure.
“Non-QM – Low FICO Mortgage Loan” means a Mortgage Loan (a) that is a Non-Agency Non-QM Mortgage Loan and (b) for which the Mortgagor’s FICO score at the time of origination was at least 575 but not greater than 640.
“Obligations” means (a) all of each Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX when due and other obligations and liabilities, to Administrative Agent and Buyers or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, any Buyer or Administrative Agent on behalf of Buyers following an Event of Default in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of such Seller’s indebtedness, obligations or liabilities referred to in clause (a), following an Event of Default, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; (d) all of such Seller’s indemnity obligations to Administrative Agent, Buyers and Custodian pursuant to the Program Agreements; (e) XXXXXXXXXXXXXXXXXXXX.
“OFAC” has the meaning set forth in Section 13(a)(25) hereof.
“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.
“Optional Repurchase” has the meaning set forth in Section 4(b) hereof.
“Optional Repurchase Date” has the meaning set forth in Section 4(b) hereof.
“Originator” means a third party which has sold a Contributed Mortgage Loan to a Seller.
“Originator Confidential Information” has the meaning set forth in Section 32(c) hereof.
“Originator’s Guidelines” means the underwriting guidelines implemented by the applicable Originator of the Mortgage Loans.
“Other Connection Taxes” has the meaning set forth in the definition of Excluded Taxes.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made with Seller’s consent).
“Participation Account” has the meaning assigned to such term in the Participation Agreement.

“Participation Agreement” means that certain Amended and Restated Master Participation Agreement, dated as February 20, 2018, among MAT Seller, as depositor, Transaction Subsidiary, as participation agent and Participation Registrar, as the same may be amended, supplemented, or otherwise modified from time to time.
“Participation Certificate” means the original participation certificate, if any, that is executed and delivered in connection with a Participation Interest.
“Participation Interests” means, with respect to a Contributed Mortgage Loan, all of the Capital Stock (together with the related Servicing Rights) therein that are issued by the Transaction Subsidiary to the applicable Seller pursuant to the Participation Agreement, which Participation Interest shall be evidenced by one or more Participation Certificates.
“Participation Registrar” means U.S. Bank Trust National Association.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Protection Act” means the Pension Protection Act of 2006.
“Person” means an individual, partnership, exempted limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any political subdivision or agency thereof.
“Plan” means an employee pension benefit or other plan as defined in Section 3(2) of ERISA, established or maintained by any Seller Party or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Post-Default Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Power of Attorney” means a power of attorney (i) in the form of Exhibit A hereto delivered by each Seller; (ii) in the form of Exhibit A to the Transaction Subsidiary

Pledge Agreement delivered by the Transaction Subsidiary; and (iii) in the form of Exhibit A to the Guaranty and Pledge delivered by Guarantor.
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
“Price Differential” means with respect to any Purchased Asset (and related Contributed Mortgage Loan) as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Purchased Asset (and related Contributed Mortgage Loan) and (b) the Purchase Price for such Purchased Asset (and related Contributed Mortgage Loan), calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset (and related Contributed Mortgage Loan) and ending on (but excluding) the Repurchase Date.
“Price Differential Payment Date” means, with respect to a Purchased Asset, the fifth (5th) Business Day succeeding the Remittance Date; provided, that, with respect to such Purchased Asset, the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.
“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Pricing Side Letter” means the letter agreement dated as of the date hereof, between Administrative Agent, Buyers, Sellers and Guarantor, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Primary Repurchase Assets” has the meaning set forth in Section 8(a) hereof.
“Program Agreements” means, collectively, this Agreement, the Pricing Side Letter, the Custodial Agreement, the Transaction Subsidiary Pledge Agreement, the Guaranty and Pledge, the Administration Agreement, any Servicing Agreement, any Servicer Notice, each Power of Attorney, any Holdback Account Control Agreement, the Electronic Tracking Agreement, the Participation Agreement and the Transaction Subsidiary Agreement, as the same may be amended, restated or otherwise modified from time to time.
“Prohibited Person” has the meaning set forth in Section 13(a)(25) hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
8.“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
9.
“Purchase Date” means (i) for the initial Transaction, the date on which Purchased Assets are transferred by each Seller to Administrative Agent for the benefit of Buyers and (ii) for each subsequent Transaction, the date on which additional Contributed Mortgage Loans are made subject to a Transaction hereunder.

“Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Purchase Price Decrease” means a decrease in the Purchase Price for the Participation Certificate based upon the Transaction Subsidiary acquiring additional Contributed Mortgage Loans to which such portion of the Purchase Price is allocated.
“Purchase Price Increase” means an increase in the Purchase Price for the Participation Certificate based upon the Transaction Subsidiary acquiring additional Contributed Mortgage Loans to which such portion of the Purchase Price is allocated.
“Purchase Price Increase Date” means the date on which a Purchase Price Increase is made with respect to the acquisition of additional Contributed Mortgage Loans by the Transaction Subsidiary.
“Purchased Assets” means the collective reference to the Participation Interests (representing the beneficial interests in certain Contributed Mortgage Loans held by the Transaction Subsidiary), the Purchased Securities and the Repurchase Assets related to such Participation Interests transferred by each Seller to Buyers in a Transaction hereunder, listed on the related Asset Schedule, which Asset Files and Participation Interests the Custodian has been instructed to hold pursuant to the Custodial Agreement.
“Purchased Securities” means the securities transferred by a Seller to Administrative Agent in a Transaction under the BMA.
“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.
“Qualified Mortgage Loan” means a Mortgage Loan which is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).
“Qualified Transferee” means a commercial bank, savings bank, savings and loan association, investment bank, trust company, commercial credit corporation, insurance company, pension plan, pension fund or pension advisory firm, mutual fund, governmental entity or plan.
“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” means any instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Sellers, Guarantor or any other person or entity with respect to a Contributed Mortgage Loan or Purchased Security. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Contributed Mortgage Loan and any other instruments necessary to document or service a Contributed Mortgage Loan.

“Register” has the meaning assigned to such term in Section 22 hereof.
“Remittance Date” means the tenth (10th) Business Day of each calendar month.
“Repledge Transaction” has the meaning set forth in Section 18 hereof.
“Repledgee” means each Repledgee identified by the Administrative Agent from time to time pursuant to the Administration Agreement and Section 18 hereof.
“Repo Account” has the meaning assigned thereto in Section 9(a) hereof.
“Reporting Date” means the day that is one (1) Business Day prior to the Price Differential Payment Date of each month.
“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.
“Repurchase Date” means the earlier of (a) the Termination Date, (b) the date requested pursuant to Section 4(a) or (c) the date determined by application of Section 16 hereof.
“Repurchase Price” means the price at which any Purchased Asset or Contributed Mortgage Loan are to be transferred from the Administrative Agent for the benefit of Buyers to the Sellers upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price of such Purchased Asset (and allocated to the related Contributed Mortgage Loan) and the accrued but unpaid Price Differential with respect to such Purchased Asset (and allocated to the related Contributed Mortgage Loan) as of the date of such determination.
“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Assets to Administrative Agent for the benefit of Buyers hereunder.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person (in the case of a Cayman Islands exempted limited partnership, references in this definition to Person shall include the general partner of such exempted limited partnership).
“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Second Lien Mortgage Loan” means a Mortgage Loan secured by a second lien on the related Mortgaged Property.

“Seller” means, individually or together, MAT Seller and each other seller joined hereto from time to time.
“Seller Parties” means, individually or collectively, each Seller, Guarantor and Transaction Subsidiary.
“Servicer” means (i) NewRez, LLC d/b/a Shellpoint Mortgage Servicing; (ii) AmWest Funding Corp.; (iii) Royal Business Bank; (iv) LoanCare, LLC (v) or any other servicer approved by Administrative Agent in its sole good faith discretion to service Contributed Mortgage Loans.
“Servicer Event of Termination” means (i) an event of default under any Servicing Agreement, (ii) any Servicer shall become the subject of a bankruptcy proceeding or shall become insolvent, or (iii) the failure of any Servicer to perform its material obligations under any of the Program Agreements to which it is a party or the applicable Servicing Agreement, including, without limitation, the failure of such Servicer to (A) remit funds in accordance with Section 7(c) hereof, or (B) deliver reports when required.
“Servicer Notice” means the notice acknowledged by the applicable Servicer substantially in a form acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified, from time to time.
“Servicing Agreement” means (a) that certain Flow Servicing Agreement, dated as of January 5, 2018, among Servicer, MAT Seller and Transaction Subsidiary and (b) any other servicing agreement entered into between a Seller, Transaction Subsidiary and the Servicer as the same may be amended from time to time of which Administrative Agent on behalf of Buyers shall be an intended third party beneficiary.
“Servicing Rights” means the rights of any Person to administer, service or subservice, the Contributed Mortgage Loans or to possess related Records.
“Similar Mortgage Loan” means a Mortgage Loan that has substantially similar characteristics to the Contributed Mortgage Loans that are Non-Agency Non-QM Mortgage Loans.
“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
10.“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
11.“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
12.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that with respect to any Seller Party, no special purpose securitization entity shall be considered a “Subsidiary” of such Seller Party for any purpose hereunder.
“Successor Rate” means a rate determined by Administrative Agent in accordance with Section 5(c) hereof.
“Successor Rate Conforming Changes” means with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice.
“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.
“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Transaction” has the meaning set forth in Section 1 hereof.
“Transaction Request” means a request via email from any Seller to Administrative Agent notifying Administrative Agent that such Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement. For the avoidance of doubt, a Transaction Request may refer to multiple Mortgage Loans.
“Transaction Subsidiary” means MAT ITT.
“Transaction Subsidiary Agreement” means that certain Amended and Restated Participation Trust Agreement, dated February 20, 2018, among MAT Seller, as depositor and Trustee, as the same may be amended, supplemented, or otherwise modified from time to time.

“Transaction Subsidiary Pledge Agreement” means the pledge agreement, dated as of the date hereof, by Transaction Subsidiary in favor of Administrative Agent on behalf of Buyers, as may be amended from time to time.
“Transaction Subsidiary Pledged Assets” has the meaning set forth in the Transaction Subsidiary Pledge Agreement.
“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.
“Trustee” means U.S. Bank Trust National Association.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11(e)(ii)(B) hereof.
13.Program; Initiation of Transactions
i.Pursuant to the Existing Facility, Administrative Agent on behalf of Buyers, purchased from the related Seller certain Purchased Assets (accompanied by a pledge of the related Contributed Mortgage Loans that have been acquired by the Transaction Subsidiary). To the extent the parties hereto enter into new Transactions and from time to time, each Seller may request and Administrative Agent may fund Purchase Price Increases in connection with conveyance of Contributed Mortgage Loans to the Transaction Subsidiary and the corresponding increase of the Purchase Price on account of the Participation Interests. All related Contributed Mortgage Loans shall be serviced by the Servicer. The aggregate Purchase Price of the Participation Certificates (adjusted for any Purchase Price Increases or Purchase Price Decreases, as applicable) subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.
ii.To the extent the parties hereto enter into new Transactions, each Seller shall request that Administrative Agent enter into a Transaction by delivering (i) to Administrative Agent, a Transaction Request one (1) Business Day prior to the proposed Purchase Date for Mortgage Loans and (ii) to Administrative Agent and Custodian an Asset Schedule, in accordance with the Custodial Agreement. In the event the Asset Schedule provided by such Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to such Seller describing such error and such Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein.
iii.Reserved.

iv.Reserved.
v.Upon the satisfaction of the applicable conditions precedent set forth in Section 10(b) hereof, all of each Seller’s and Transaction Subsidiary’s interest in Purchased Assets and/or Contributed Mortgage Loans shall pass or be pledged, as applicable, to Administrative Agent on behalf of Buyers on the Purchase Date, against the transfer of the Purchase Price to such Seller. Upon transfer of the Mortgage Loans to Administrative Agent on behalf of Buyers as set forth in this Section and until termination of any related Transactions or release of Contributed Mortgage Loans as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including beneficial ownership interest in the related Contributed Mortgage Loan and each document in the related Asset File and Records, is vested in the Buyers identified under the Administration Agreement; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement, record title in the name of the applicable Seller to each Contributed Mortgage Loan shall be retained by such Seller in trust, for the benefit of the Transaction Subsidiary and Administrative Agent, respectively, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. For the avoidance of doubt, the parties acknowledge and agree that the Purchased Assets shall be held by the Administrative Agent for the benefit of Buyers, as more particularly set forth in the Administration Agreement.
14.Repurchase
vi.Each Seller shall repurchase the related Purchased Assets from Administrative Agent for the benefit of Buyers on each related Repurchase Date. In addition, each Seller may repurchase Purchased Assets or effect an Optional Repurchase with respect to Purchased Assets or Contributed Mortgage Loans without penalty on any date. If a Seller intends to make such a repurchase, such Seller shall give one (1) Business Day’s prior written notice to Administrative Agent, designating the Purchased Assets or Contributed Mortgage Loans to be repurchased and to the extent the Purchased Asset or Contributed Mortgage Loan is being sold to a third party, the requested price therefor. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset or Contributed Mortgage Loan (but foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Asset or Contributed Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein). To the extent the Repurchase Price is being satisfied in connection with a sale of the related Purchased Asset or Contributed Mortgage Loan to a third party, the Administrative Agent shall have (x) a right of first refusal with respect to such sale and (y) to the extent the sales price is less than 103% of the Repurchase Price, such sales price or securitization proceeds (including the value of any retained interests) shall be approved by the Administrative Agent which such approval shall not be unreasonably withheld or delayed. Each Seller is obligated to (i) repurchase and take physical possession of the Purchased Assets or Contributed Mortgage Loans from Administrative Agent or its designee (including the Custodian) at such Seller’s expense on the related Repurchase Date and (ii) XXXXXXXXXXXXXXXXXXXXXXXXXXXX of (x) the Repurchase Date and (y) the Termination Date.
vii.Subject to Section 14(r) and the repurchase conditions set forth in Section 4(a) hereof, when the Contributed Mortgage Loans or Purchased Assets, as applicable, supporting a portion of the Purchase Price of the Transaction related to the Contributed Mortgage Loans or Purchased Assets are desired by a Seller to be released, sold or otherwise liquidated, such Seller shall make payment to Administrative Agent of the Allocated Repurchase Price attributable to such Contributed Mortgage Loans in order to prepay the applicable Allocated Repurchase Price (an “Optional Repurchase”) in an amount equal to the applicable Allocated Repurchase Price on each date such Purchased Assets or Contributed Mortgage Loans, as applicable, are desired to be repurchased, sold or otherwise liquidated (each, an “Optional Repurchase Date”). Such payment shall serve as a partial prepayment of the Repurchase Price in connection with the Transaction in respect of such Purchased Assets or Contributed Mortgage Loans, as applicable. The applicable Seller shall pay the Allocated Repurchase Price and take (or cause its designee to take) physical possession of the Purchased Assets or Contributed Mortgage Loans, as applicable, from the Transaction Subsidiary or its designee (including the Custodian) at such Seller’s expense on the related Optional Repurchase Date. Immediately following such payment, the related Purchased Asset or Contributed Mortgage Loan, as applicable, shall cease to be subject to this Agreement and the other Program Agreements, and Administrative Agent shall be deemed to have released all of its Liens, claims and interests in such Purchased Asset or Contributed Mortgage Loan, as applicable, without further action by any Person and shall direct Custodian to release the related Asset File to such Seller or its designee pursuant to the Custodial Agreement.
viii.Provided that no Event of Default shall have occurred and is continuing or will be cured upon such repurchase, and Administrative Agent has received the related Allocated Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Assets, Administrative Agent and Buyers will each be deemed to have released their respective Liens, claims and interests hereunder in the Purchased Assets (including, the Repurchase Assets related thereto) at the request of the applicable Seller. The Purchased Assets (including the Repurchase Assets related thereto) shall be delivered to such Seller free and clear of any Lien, encumbrance or claim of Administrative Agent or the Buyers. With respect to payments in full by the related Mortgagor of a Purchased Asset, each Seller agrees to immediately remit (or cause to be remitted) to Administrative Agent for the benefit of Buyers the Repurchase Price with respect to such Purchased Asset. Administrative Agent and Buyers agree to release their respective Liens, claims and interests in Purchased Assets which have been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence.
ix.For the avoidance of doubt, notwithstanding that the Maximum Aggregate Purchase Price may be repaid in full, this Agreement shall remain in full force and effect to the extent any Obligations remain outstanding.

15.Price Differential
x.On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. Two (2) Business Days prior to the Price Differential Payment Date, Administrative Agent shall give Sellers written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, the applicable Seller shall pay to Administrative Agent the Price Differential for the benefit of Buyers for such Price Differential Payment Date (along with any other amounts then due and owing pursuant to Section 7 hereof and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds.
xi.If a Seller fails to pay all or part of the Price Differential by 4:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Asset, such Seller shall be obligated to pay to Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post-Default Rate until the Price Differential is received in full by Administrative Agent for the benefit of Buyers.
xii.If prior to any Price Differential Payment Date, Administrative Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Administrative Agent may give prompt notice thereof to Sellers, whereupon the rate for such period that will replace LIBOR for such period, and for all subsequent periods until such notice has been withdrawn by Administrative Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, as determined by Administrative Agent in its good faith discretion using similar methodology that Administrative Agent uses for similarly situated counterparties with similar assets under similar facilities (any such rate, a “Successor Rate”); provided that if Seller does not agree with such determination, Seller shall have the right to terminate this Agreement and all Transactions hereunder upon fifteen (15) days’ prior written notice to Administrative Agent by payment in full to Administrative Agent of the then outstanding Obligations of Seller.
16.RESERVED
17.Income Payments
xiii.If Income is paid in respect of any Purchased Asset during the term of a Transaction, such Income shall be the property of Administrative Agent for the benefit of Buyers.

xiv.Notwithstanding that Administrative Agent and Sellers intend that the Transactions hereunder be sales to Administrative Agent on behalf of Buyers of the Purchased Assets for all purposes except accounting and tax purposes, Sellers shall pay to Administrative Agent the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by Sellers to Administrative Agent) on each Price Differential Payment Date. Notwithstanding the preceding sentence, if the applicable Seller fails to pay all or part of the Price Differential then due by 4:00 p.m. (New York time) on any Price Differential Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Administrative Agent.
xv.The Sellers shall cause the Servicer to deposit all Income received in respect of any Contributed Mortgage Loan into the Participation Account pursuant to the terms of the Participation Agreement.
xvi.On each Price Differential Payment Date, all Income held on deposit in the Participation Account shall be remitted by Participation Registrar into the Repo Account.
xvii.To the extent that a Seller Party is holding any Income, such Seller Party shall deposit such Income into the Repo Account within two (2) Business Days of such Seller Party’s knowledge thereof.
xviii.All such Income shall be held in trust for Administrative Agent on behalf of Buyers, shall constitute the property of Administrative Agent except for tax purposes which shall be treated as income and property of Seller Parties and shall not be commingled with other property of Seller Parties or any Subsidiary of Seller Parties.
xix.Funds deposited in the Repo Account during any Collection Period shall be held therein, in trust for Administrative Agent on behalf of Buyers, until the related Price Differential Payment Date. Funds on deposit in the Repo Account shall be applied on each Price Differential Payment Date and the Termination Date (unless a Default or an Event of Default has occurred and is continuing) as follows:
a.first, pro rata, to Administrative Agent on account of any Price Differential then due and owing hereunder and any “Price Differential” then due and owing under and as defined in the BMA and until paid in full;
b.second, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
c.third, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX;
d.fourth; to Administrative Agent on account of unpaid fees XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX), expenses and indemnity amounts, including without limitation, any costs incurred in connection with a breach of the representations and warranties set forth on Schedules 1-A, 1-B or 1-C, and any other amounts due from Seller Parties under the Program Agreements until paid in full;

e.fifth, to Servicer on account of unpaid fees and expenses due from Sellers or Transaction Subsidiary under the Servicing Agreement until paid in full;
f.sixth, to the Custodian, Trustee and Participation Registrar, pro rata, in excess of any fee cap pursuant to the Custodial Agreement, Transaction Subsidiary Agreement and Participation Agreement, as applicable until paid in full;
g.seventh, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX; and
h.eighth, XXXXXXXXXXXXXXXXXXXXXXXXXXXX;
i.ninth, all remaining amounts (if any), to the Sellers.
xx.To the extent there are insufficient funds to satisfy clauses first through eighth above on any Price Differential Payment Date, Income received and applied on the subsequent Price Differential Payment Date shall continue to be applied in accordance with clauses first through eighth until all Obligations are paid in full and the Agreement is terminated.
xxi.[reserved]
xxii.Notwithstanding the preceding provisions, if a Default or an Event of Default has occurred and is continuing, all funds in the Repo Account shall be withdrawn and applied as determined by Administrative Agent; provided that after the Obligations have been satisfied in full, the Sellers will receive any excess promptly, but in any event not later than three (3) Business Days following the satisfaction in full of the Obligations.
18.Security Interest
xxiii.Primary Repurchase Assets. On each Purchase Date, each Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets, including, without limitation, the beneficial interests in Contributed Mortgage Loans identified on the related Asset Schedule and the Repurchase Assets to Administrative Agent for the benefit of Buyers and Repledgees. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, each Seller hereby pledges to Administrative Agent as security for the performance by such Seller of the Obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in:
a.the Purchased Assets;
b.the Purchased Securities;
c.the beneficial interest in the Contributed Mortgage Loans;
d.the Records;

e.all related Servicing Rights;
f.the Program Agreements (to the extent such Program Agreements and such Seller’s right thereunder relate to the Purchased Assets or Contributed Mortgage Loans);
g.any Property relating to the Purchased Assets or Contributed Mortgage Loans;
h.all insurance policies and insurance proceeds relating to any Purchased Assets or Contributed Mortgage Loans or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance and hazard insurance (if any);
i.Income;
j.Interest Rate Protection Agreements;
k.the Holdback Account and all amounts held therein including all Holdback Amounts;
l.accounts (including any interest of such Seller in escrow accounts);
m.and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets, in each case, relating to the Purchased Assets or Contributed Mortgage Loans (including, without limitation, any other accounts);
n.or any interest in the Purchased Assets or Contributed Mortgage Loans;
o.any proceeds and distributions with respect to any of the foregoing;
p.any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt;
q.Seller’s rights (but not its obligations) (x) in and under the MAT Seller LLC Agreement; and (y) in to and under any other payments and rights to payment and proceeds to the extent that the foregoing relates to MAT Seller LLC Agreement;
in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Primary Repurchase Assets” and together with the Transaction Subsidiary Pledged Assets, the Collateral, the BMA Collateral and the BMA Guaranty Collateral, the “Repurchase Assets”).
xxiv.Release of Servicing Rights. Each Seller acknowledges that it has no rights to service the Purchased Assets but only has rights as a party to the current Servicing

Agreement. Without limiting the generality of the foregoing and in the event that any Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each Seller and Guarantor grants, assigns and pledges to Administrative Agent a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
xxv.Financing Statements. Each Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby, under the Guaranty, the BMA and the BMA Guaranty. Furthermore, each Seller hereby authorizes Administrative Agent to file financing statements relating to the Repurchase Assets, as Administrative Agent, at its option, may deem appropriate. The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.
xxvi.Participation Interests and Purchased Securities as Securities. The parties acknowledge and agree that the Participation Interests and Purchased Securities shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; each Seller covenants and agrees that (i) the Participation Interests are not and will not be dealt in or traded on securities exchanges or securities markets and (ii) the Participation Interests and Purchased Securities are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Each Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the re-registration, endorsement, transfer, delivery and pledge of all Participation Interests to Administrative Agent.
xxvii.Additional Interests. If a Seller shall, as a result of ownership of the Participation Interests and Purchased Securities, becomes entitled to receive or shall receive any certificate evidencing any Participation Interest, Purchased Securities or other equity interest, any option rights, or any equity interest in the Participation Interests or Purchased Securities, whether in addition to, in substitution for, as a conversion of, or in exchange for the Participation Interests or Purchased Securities, or otherwise in respect thereof, such Seller shall accept the same as the Administrative Agent’s agent, hold the same in trust for the Participation Interests and Purchased Securities and deliver the same forthwith to the Participation Interests and Purchased Securities in the exact form received, duly indorsed by such Seller to the Participation Interests or Purchased Securities, as applicable, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Participation Certificate re-registered in the name of Administrative Agent, to be held by the Administrative Agent subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Participation Interests upon the liquidation or dissolution of the Transaction Subsidiary or Purchased Securities, or otherwise shall be paid over to the Administrative

Agent as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default, any sums of money or property so paid or distributed in respect of the Participation Interests shall be received by any Seller, such Seller shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent segregated from other funds of such Seller as additional security for the Obligations.
xxviii.Voting Rights. Subject to this section, Administrative Agent as the holder of the Participation Certificates or Purchased Securities, may exercise all voting and member rights with respect to the Purchased Assets. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, (a) Administrative Agent shall notify and consult with each Seller prior to the exercise of any rights under this section, and (b) each Seller will have the right to direct Administrative Agent, with respect to any action or inaction related to the Purchased Assets (in the event any action is requested or required to be taken), and the Administrative Agent shall comply with such direction unless the Administrative Agent determines in its good faith discretion that such compliance with such direction will result in a Material Adverse Effect or conflict with any Program Agreement. In no event shall Administrative Agent be required to vote or exercise any right or take any other action which would impair the Purchased Assets or which would be inconsistent with or result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Administrative Agent shall have no obligation (other than as expressly set forth in this Agreement) to (i) vote to enable, or take any other action to permit, the Transaction Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity; (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Purchased Assets; or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, each Seller’s interest in the Purchased Assets except for the Lien provided for by this Agreement. In no event shall Administrative Agent enter into any agreement or undertaking restricting the right or ability of each Seller to sell, assign or transfer the Purchased Assets prior to an Event of Default. For the avoidance of doubt, prior to an Event of Default, nothing in this Section 8(f) shall limit the right or ability of each Seller to sell, assign or transfer the Purchased Assets upon payment in full of the Repurchase Price thereof.
xxix.Intent. The parties acknowledge and agree that the intent of the parties is for each Seller to grant a Lien to Administrative Agent on behalf of Buyers on the Transaction Subsidiary Pledged Assets prior to conveying them to the Transaction Subsidiary and that the Transaction Subsidiary is acquiring any Transaction Subsidiary Pledged Asset subject to and subordinate to Administrative Agent’s Lien hereunder. It is further intended that simultaneous with the acquisition of the Transaction Subsidiary of the Transaction Subsidiary Pledged Assets, the Transaction Subsidiary intends to grant a Lien on such Transaction Subsidiary Pledged Assets to Administrative Agent hereunder.
19.Payment and Transfer

xxx.Repo Account. Unless otherwise mutually agreed in writing, all transfers of funds to be made by each Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, setoff or counterclaim, to Administrative Agent at the following account maintained by Administrative Agent: Account No. 31098194, for the account of CS Buyer/Angelo Gordon Inbound, Citibank, ABA No. 021 000 089 or such other account as Administrative Agent shall specify to Sellers in writing (the “Repo Account”). Each Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Contributed Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by a Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request. All Purchased Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Administrative Agent after 4:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.
20.Conditions Precedent
xxxi.Conditions Precedent to Effective Date. As conditions precedent to the Effective Date, Administrative Agent shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Administrative Agent and duly executed by each Seller and each other party thereto:
1.Program Agreements. The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect.
2.Pre-Negotiation Agreement. Administrative Agent, Buyers, Sellers and Guarantor have entered into a pre-negotiation agreement in form and substance mutually agreeable to the parties thereto.
3.Security Interest. Evidence that all other actions necessary to perfect and protect (x) the sale, transfer, conveyance and assignment by each Seller to Administrative Agent on behalf of Buyers or its designee, subject to the terms of this Agreement, of all of such Seller’s right, title and interest in and to the Purchased Assets, the Repurchase Assets and other items pledged under Section 8 together with all right, title and interest in and to the proceeds of any related Repurchase Assets have been taken, including, without limitation, ensuring that such Participation Interests are evidenced by certificates in registered form and that such Participation Interests constitute and remain “securities” (as defined in Section 8-102 of the Uniform Commercial Code); (y) the pledge by Transaction Subsidiary to Administrative Agent or its designee, subject to the terms of this Agreement, of all of Transaction Subsidiary’s right, title and interest in and to the Contributed Mortgage Loans together with all right, title and interest in and to the proceeds of any related Repurchase Assets; and (z) the pledge by the Guarantor to Administrative Agent or its designee, subject to the terms of this Agreement, of all of Guarantor’s right, title and interest in and to the Collateral.

4.Organizational Documents. A certificate of the company secretary of each Seller Party and each Limited Guarantor substantially in form and substance acceptable to Administrative Agent in its sole good faith discretion, attaching certified copies of each Seller Party’s and each Limited Guarantor’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.
5.Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization or formation of Seller Parties and Limited Guarantors, dated as of no earlier than the date thirty (30) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.
6.Incumbency Certificate. An incumbency certificate of the company secretary of each of each Seller Party and each Limited Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
7.Opinion of Counsel. On April 13, 2020, an opinion of Seller Parties’ counsel, as to such matters as Administrative Agent may request and in form and substance acceptable to Administrative Agent, including, without limitation, with respect to (i) Administrative Agent’s lien on the Contributed Mortgage Loans, Participation Interests; (ii) Administrative Agent’s perfected security interest in the Repurchase Assets (including without limitation, the Collateral, the BMA Collateral and the BMA Guaranty Collateral); (iii) the non-contravention, enforceability and corporate opinions with respect to Sellers, Guarantor and Transaction Subsidiary; (iv) New York law with respect to Transaction Subsidiary; (vi) the inapplicability of the Investment Company Act of 1940 to Sellers and Guarantor and the inapplicability of the Investment Company Act of 1940 to Transaction Subsidiary, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (vii) the applicability of Bankruptcy Code, “securities contract” and “master netting agreement” safe harbors to this Agreement.
8.Fees. Payment of any fees due to Administrative Agent and Buyers hereunder.
xxxii.Future Transactions. To the extent Administrative Agent, Buyers and Sellers agree to enter into new Transactions, the obligation of Administrative Agent on behalf of Buyers to enter into each such new Transaction pursuant to this Agreement is subject to the following conditions precedent, unless waived in writing by Administrative Agent; provided that upon entry into a Transaction all such conditions shall be deemed satisfied by Sellers or waived by Administrative Agent in writing:
1.Due Diligence Review. Without limiting the generality of Section 34 hereof, Administrative Agent and Buyers shall have completed, to their satisfaction, their due diligence review of the related Purchased Assets, Contributed Mortgage Loans, Seller Parties, Limited Guarantors and the Servicer.
2.Required Documents. With respect to each Purchased Asset, the Asset File has been delivered to the Custodian in accordance with the Custodial Agreement.
3.Transaction Documents. Administrative Agent or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:
a.A Transaction Request and Asset Schedule delivered by a Seller pursuant to Section 3(b) hereof.
b.The Request for Certification and the related Asset Schedule delivered by a Seller, and the Trust Receipt and Custodial Loan Transmission delivered by Custodian.
c.Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.
4.No Default. No Default or Event of Default shall have occurred and be continuing.
5.Requirements of Law. Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on the Reference Rate.
6.Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties (except for any representations set forth on Schedule 1-A, Schedule 1-B or Schedule 1-C, as applicable, with respect to a Contributed Mortgage Loan) made by each Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
7.Electronic Tracking Agreement. To the extent any Seller is selling Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

8.Delivery of Certificates. As to the Participation Interests, each Seller shall deliver to the Administrative Agent the originals of the Participation Certificates registered in the name of Administrative Agent.
9.Servicer Notice. Each Seller shall have provided to Administrative Agent a Servicer Notice in a form acceptable to Administrative Agent addressed to, agreed to and executed by the Servicer, Seller Parties and Administrative Agent.
10.Approval of Servicing Agreement. To the extent not previously delivered and approved, Administrative Agent shall have, in its sole discretion, approved the Servicing Agreement pursuant to which any Contributed Mortgage Loan that is subject to the proposed Transaction is serviced.
11.Business Purpose Holdback Mortgage Loans. Solely with respect to Business Purpose Holdback Mortgage Loans:
a.Administrative Agent shall have reviewed and approved the escrow arrangements and documentation therefor;
b.Administrative Agent shall have received the related Holdback Account Control Agreement, the Servicing Agreement and the Custodial Agreement in form and substance acceptable to Administrative Agent, duly executed by the parties thereof; and
c.Administrative Agent shall have received any other documents required by it in its sole good faith discretion.
12.Material Adverse Change. None of the following shall have occurred and/or be continuing:
a.Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;
b.an event or events shall have occurred in the good faith determination of a Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in such Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
c.an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in such Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
d.there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services; or
e.there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.
21.Program; Costs
xxxiii.Each Seller and Guarantor shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ properly invoiced reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Repurchase Assets. Each Seller and Guarantor shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any Servicer. Each Seller and Guarantor shall pay the fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the Program Agreements. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Sellers and Guarantor. Each Seller and Guarantor shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement. Without limiting the foregoing, each Seller shall pay all fees as and when required under the Pricing Side Letter.
xxxiv.If any Buyer determines that, due to the introduction of, any change in, or the compliance by such Buyer with (i) any Eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost (but not costs from Excluded Taxes, or Indemnified Taxes) to such Buyer in engaging in the present or any future Transactions, then each of any Seller and Guarantor agrees to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs for periods following written notice to Seller Parties of such increased costs; provided that Sellers may immediately repurchase all Purchased Assets then subject to Transactions upon receipt of such notice without incurring any such increased costs. Buyer agrees to invoke this provision using similar methodology that Buyer thereof uses for similarly situated counterparties with similar assets.

xxxv.With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to each Seller or Guarantor in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on each Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof.
xxxvi.Notwithstanding the assignment of the Program Agreements with respect to each Repurchase Asset to Administrative Agent for the benefit of Buyers, each of any Seller and Guarantor agrees and covenants with Administrative Agent and Buyers to enforce diligently any Seller’s and Guarantor’s rights and remedies set forth in the Program Agreements.
xxxvii.(i) Any payments made by any Seller or Guarantor to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any Seller or Guarantor shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Buyer assignee or participant, then (i) such Seller or Guarantor shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 11(e)) Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) such Seller shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Each Seller and Guarantor shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority.
        (ii) Administrative Agent shall cause each Buyer and Buyer assignee and participant to deliver to each of Sellers and Guarantor, at the time or times reasonably requested by such Seller or Guarantor, such properly completed and executed documentation reasonably requested by such Seller or Guarantor as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee and participant, if reasonably requested by such Seller or Guarantor, to deliver such other documentation prescribed by applicable law or reasonably requested by such Seller or

Guarantor as will enable such Seller or Guarantor to determine whether or not such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11(e)(ii)(A), (B) and (C) below) shall not be required if in the Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or Buyer assignee or participant to deliver to each of the Sellers and Guarantor, to the extent legally entitled to do so:
(A) in the case of a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;
(B) in the case of a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of any Seller, Guarantor or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit any Seller or Guarantor to determine the withholding or deduction required to be made.

(C) if a payment made to a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to each Seller or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by such Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Seller as may be necessary for such Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.
xxxviii.Any indemnification payable by any Seller or Guarantor to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes or Other Taxes that are imposed on such Buyer or Buyer assignee or participant, as described in Section 11(e)(i) hereof, shall be paid by such Seller or Guarantor within ten (10) days after demand therefor from Administrative Agent. A certificate as to the amount of such payment or liability delivered to such Seller or Guarantor by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.
xxxix.Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.
        h. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes to treat each Transaction as indebtedness of each Seller that is secured by the Purchased Assets and Contributed Mortgage Loans, and the Purchased Assets as owned by such Seller and the Contributed Mortgage Loans as owned by Transaction Subsidiary in the absence of an Event of Default by such Seller. Administrative Agent on behalf of Buyers and each Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to a Seller secured by the Purchased Assets and Contributed Mortgage Loans, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

        i. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11 (including by the payment of additional amounts pursuant to this Section 11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary of this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
22.Servicing
xl.Each Seller, on Administrative Agent’s and Buyers’ behalf, shall contract with Servicer to, or if such Seller is the Servicer, such Seller shall, service the Mortgage Loans consistent with the degree of skill and care that such Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. Each Seller and Servicer shall (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyers in any Mortgage Loans or any payment thereunder. Administrative Agent may terminate the servicing of any Mortgage Loan with the then existing Servicer in accordance with Section 12(e) hereof.
xli.With respect to Mortgage Loans other than Business Purpose Holdback Mortgage Loans, each Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by such Seller and Servicer with respect to any Contributed Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. With respect to Business Purpose Holdback Mortgage Loans, each Seller shall and shall cause the Servicer to hold or cause to be held all Holdback Amounts collected by such Seller or Servicer with respect to any Contributed Mortgage Loans in the Holdback Account and shall apply the same to improve and rehabilitate the related Mortgaged Property in accordance with the related Servicing Agreement.

xlii.On the Remittance Date, each Seller shall and shall cause each Servicer to deposit all Income (net of any servicing fees, advances and expenses then due and owing pursuant to the terms of the applicable Servicing Agreement) received by such Servicer on the Contributed Mortgage Loans in the Participation Account.
xliii.In the event there is a third party Servicer and upon Administrative Agent’s request, each Seller shall provide promptly to Administrative Agent a Servicer Notice addressed to and agreed to by such Servicer of the related Contributed Mortgage Loans, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by such Servicer of Administrative Agent’s and Buyers’ interest in such Contributed Mortgage Loans and such Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Contributed Mortgage Loans and any related Income with respect thereto.
xliv.Except as otherwise provided in the Servicer Notice, upon the occurrence of a Servicer Event of Termination, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Contributed Mortgage Loans under the Servicing Agreement without payment of any penalty or termination fee. Each Seller and the Servicer shall cooperate in transferring the servicing of the Contributed Mortgage Loans to a successor servicer appointed by (i) if no Event of Default has occurred, Sellers with the written approval of Administrative Agent or (ii) if an Event of Default has occurred, Administrative Agent on behalf of Buyers in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by the Administrative Agent as a result of an Event of Default shall be deemed part of an exercise of the remedies available to Administrative Agent under this Agreement.
xlv.If a Seller should discover that, for any reason whatsoever, such Seller or any entity responsible to such Seller for managing or servicing any such Contributed Mortgage Loans has failed to perform fully such Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Contributed Mortgage Loans, such Seller shall promptly notify Administrative Agent.
xlvi.For the avoidance of doubt, no Seller shall retain any economic rights to the servicing of the Contributed Mortgage Loans other than such Seller’s rights under the Servicing Agreement. As such, each Seller expressly acknowledge that the Contributed Mortgage Loans are sold to Administrative Agent for the benefit of Buyers on a “servicing released” basis with such servicing retained by the Servicer.
23.Representations and Warranties
xlvii.Each Seller, solely with respect to itself, represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction that:

1.Sellers’ Existence. Each Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.
2.Licenses. Each Seller is duly licensed as required by applicable law or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable material federal, state or local laws, rules and regulations. Each Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans and Participation Interests, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request.
3.Power. Each Seller has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.
4.Due Authorization. Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by each Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against each Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
5.Reserved.
6.Reserved.
7.Solvency. Each Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. No Seller intends to incur debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by each Seller upon the sale of the Purchased Assets to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Assets. No Seller is transferring any Purchased Assets to Administrative Agent on behalf of Buyers or Contributed Mortgage Loans to the Transaction Subsidiary with any intent to hinder, delay or defraud any of its creditors. Each transfer of Contributed Mortgage Loans to the Transaction Subsidiary constitutes reasonably equivalent value and fair consideration for such Contributed Mortgage Loans.

8.No Conflicts. The execution, delivery and performance by each Seller of each Program Agreement do not conflict with any term or provision of the formation documents or bylaws of such Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller, which conflict would have a Material Adverse Effect.
9.True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of any Seller or any Subsidiary thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of any Seller or any Subsidiary or officer thereof, and the negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not materially misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, yearend adjustments and cash flow statements).
10.Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority (with respect to Sellers) or court is required under applicable law in connection with the execution, delivery and performance by each Seller of each Program Agreement, except for any failure that would not result in a Material Adverse Effect.
11.Litigation. There is no action, proceeding or investigation pending with respect to which each Seller has received service of process or, to the best of each Seller’s knowledge threatened in writing against it before any court, administrative agency or other tribunal, which has a reasonable likelihood of success and which (A) is asserting the invalidity of any Program Agreement, (B) is seeking to prevent the consummation of any of the transactions contemplated by any Program Agreement, or (C)  might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.
12.Reserved.
13.Reserved.
14.Reserved.
15.Taxes. Each Seller and their Subsidiaries have timely filed all federal, state or local income and other material tax returns that are required to be filed by them and have paid all taxes whether or not shown as due on such returns, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

The charges, accruals and reserves on the books of each Seller in respect of taxes and other governmental charges are, in the opinion of such Seller, adequate.
16.Investment Company. No Seller nor any of their Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, and it is not necessary to register the Transaction Subsidiary under the Investment Company Act, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
17.Chief Executive Office; Jurisdiction of Organization. On the Effective Date, each Seller’s chief executive office, is, and has been, located at 245 Park Avenue, New York, NY 10167. On the Effective Date, each Seller’s jurisdiction of organization is Delaware. Each Seller shall provide Administrative Agent notice of any change in such Seller’s legal name or jurisdiction within thirty (30) days. No Seller has a trade name. During the preceding five years, no Seller has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
18.Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets, Contributed Mortgage Loans and the related Repurchase Assets on the Effective Date is its chief executive office.
19.ERISA. Each Plan to which each Seller or its Subsidiaries make direct contributions, and, to the knowledge of such Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.
20.Reserved.
21.Reserved.
22.Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of each Seller existing on the date has been disclosed to Administrative Agent in writing.
23.Reserved.
24.Plan Assets. No Seller is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets and Contributed Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in each Seller’s hands, and transactions by or with such Seller are not subject to any foreign, state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
25.No Prohibited Persons. No Seller nor any of its Subsidiaries, officers, directors, partners or members, is an entity or person (i) that is listed in the annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the most current “List of Specially Designated National and Blocked Persons” (https://sanctionssearch.ofac.treas.gov/) maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (or to any Seller’s knowledge, 50 percent or greater owned or controlled by such entities or persons); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
26.Reserved.
27.Compliance with 1933 Act. Except as contemplated herein, no Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Participation Certificate, any interest in any Participation Certificate, any Purchased Security or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Participation Certificate, any interest in any Participation Certificate, any Purchased Security or any other similar security from, or otherwise approached or negotiated with respect to any Participation Certificate, any interest in any Participation Certificate, any Purchased Security or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of any Participation Certificate or any Purchased Security under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of any Participation Certificate or any Purchased Security a violation of Section 5 of the 1933 Act or require registration pursuant thereto.
xlviii.With respect to every Purchased Asset or Contributed Mortgage Loan, each Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1-A, Schedule 1-B or Schedule 1-C is true and correct. For the avoidance of doubt, any breach of a representation and warranty set forth on Schedule 1-A, Schedule 1-B or Schedule 1-C shall solely result in Administrative Agent and Buyers having rights and claims against the Originator of such Contributed Mortgage Loan and indemnification claims against the Seller Parties under Section 30 hereof.
24.Covenants

Each Seller covenants with Administrative Agent and Buyers that, during the term of this facility:
xlix.Litigation. Each Seller will promptly, and in any event within thirty (30) Business Days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting such Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority (with respect to Sellers) that (A) (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby and (ii) makes a claim in an aggregate amount greater than $500,000 against Guarantor or $250,000 against any Seller or the Transaction Subsidiary, and (B) (iii) which, individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect. Each Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.
l.Prohibition of Fundamental Changes. No Seller shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets (excluding any such action taken in connection with any securitization transaction or whole loan sale).
li.Servicing. No Seller shall cause the Contributed Mortgage Loans to be serviced by any Servicer other than a Servicer expressly approved in writing by Administrative Agent on behalf of Buyers, which approval shall be deemed granted by Administrative Agent on behalf of Buyers with respect to such Seller with the execution of this Agreement.
lii.Reserved.
liii.No Adverse Claims. Each Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of (i) Administrative Agent and Buyers in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands and (ii) Transaction Subsidiary in and to all Contributed Mortgage Loans held by it, in each case, against all adverse claims and demands.
liv.Assignment. Except as permitted herein, no Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets, Contributed Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets or Contributed Mortgage Loans in accordance with the Program Agreements.

lv.Security Interest. Each Seller shall do all things necessary to preserve the Purchased Assets, Contributed Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller will comply with all rules, regulations and other laws of any Governmental Authority (with respect to Sellers).
lvi.Records.
1.Each Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Repurchase Assets in accordance with industry custom and practice for assets similar to the Repurchase Assets, and all such Records shall be in Custodian’s or Servicer’s, as applicable, possession unless Administrative Agent otherwise approves. Except in accordance with the Custodial Agreement, no Seller will allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Contributed Mortgage Loan. Each Seller or any Servicer of the Contributed Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Contributed Mortgage Loans and preserve them against loss.
2.For so long as Administrative Agent has an interest in or lien on any Contributed Mortgage Loan, each Seller will hold or cause to be held all related Records in trust for Administrative Agent. Each Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.
3.Upon reasonable advance notice from Custodian or Administrative Agent, but not more than three (3) times in each calendar year, the cost of which shall be subject to the Due Diligence Cap (provided that in and Event of Default has occurred and is continuing, none of the foregoing restrictions shall apply) each Seller shall, (x) make any and all such Records available to Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of each Seller with, its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of such Seller with its independent certified public accountants.
lvii.Books. Each Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets and Contributed Mortgage Loans to Administrative Agent for the benefit of Buyers.
lviii.Approvals. Each Seller shall maintain all material licenses, material permits or other material approvals necessary for such Seller to conduct its business and to perform its obligations under the Program Agreements, and such Seller shall conduct its business strictly in accordance with applicable law in all material respects.
lix.Reserved.
lx.Reserved.
lxi.Distributions. No Seller shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller.
lxii.Applicable Law. Each Seller shall comply with the requirements of all applicable material laws, rules, regulations and orders of any Governmental Authority (with respect to Sellers).
lxiii.Existence. Each Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary to comply with its obligations under the Agreement.
lxiv.Chief Executive Office; Jurisdiction of Organization. No Seller shall change its jurisdiction of formation from the jurisdiction referred to in Section 13(a)(17) or change its name, organizational identification number, identity or corporation structure unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.
lxv.Taxes. Each Seller shall timely file all federal, state or local income and other material tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property whether or not shown on such returns prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
lxvi.Transactions with Affiliates. Without the prior written consent of Administrative Agent, no Seller shall nor shall any Seller permit the Transaction Subsidiary to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate thereof or any entity directly or indirectly owned by, controlled by or managed by, a Seller, the Guarantor, a Limited Guarantor, AG Mortgage Investment Trust, Inc. or Angelo, Gordon & Co. L.P.
lxvii.Guarantees. Without the prior written consent of Administrative Agent, no Seller shall create, incur, assume or suffer to exist any Guarantees.

lxviii.Indebtedness. Without the prior written consent of Administrative Agent, no Seller shall incur any additional Indebtedness, including without limitation, any Indebtedness relating to any mortgage servicing rights or corporate or servicing advances.
lxix.Sale of Assets. Subject to the provisions of Section 4(a) hereof, no Seller shall nor shall any Seller permit the Transaction Subsidiary to agree to or effectuate the sale of any Purchased Asset or Contributed Mortgage Loan.
lxx.True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of each Seller, any Subsidiary thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of such Seller are and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading in all material respects. All required financial statements, information and reports delivered by each Seller to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.
lxxi.Reserved.
lxxii.No Pledge. No Seller Party shall pledge, transfer or convey any security interest in the Holdback Accounts to any Person without the express written consent of Administrative Agent.
lxxiii.Plan Assets. No Seller shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and such Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with each Seller shall not be subject to any foreign, state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
lxxiv.Reserved.
lxxv.No Prohibited Persons. No Seller nor any of its officers, directors or members, shall be an entity or person: (i) whose name appears on the most current “List of Specially Designated National and Blocked Persons” (https://sanctionssearch.ofac.treas.gov/) maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (or to any Seller’s knowledge, 50 percent or greater owned or controlled by such entities or persons); or (ii) who is otherwise subject to sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).
lxxvi.Reserved.

lxxvii.Reserved.
lxxviii.Reserved.
lxxix.SPE Covenant; Separateness. MAT Seller shall ensure that Transaction Subsidiary shall (i) own no assets other than the assets and transactions specifically contemplated by this Agreement and shall not engage in any business or activity other than as set forth in this Agreement or the Program Agreements; (ii) not enter into transactions with Subsidiaries unless such transactions are on an arm’s-length basis, on commercially reasonable terms and on terms no less favorable than would be obtained in a comparable arm’s-length transaction with an unrelated third-party; (iii) except as otherwise provided in Transaction Subsidiary Agreement, not dissolve or liquidate, in whole or in part; (iv) not consolidate or merge with or into any other entity or sell, lease, assign, convey or otherwise transfer all or substantially all of its properties and assets to any Person; (v) not take any action that knowingly shall cause Transaction Subsidiary to become insolvent; (vi) not guarantee or become obligated for the debts of any other Person; (vii) not hold out its credit as being available to satisfy the obligations of any other Person; (viii) not incur or assume any indebtedness except as contemplated by this Agreement or the Program Agreements; (ix) not pledge its assets for the benefit of any other Person or make any loans or advances to any entity except as contemplated by this Agreement or the Program Agreements; (x) not acquire the obligations or securities of its Subsidiaries or the depositor, except as contemplated by this Agreement or the Program Agreements; (xi) not identify itself as a division of any other person or entity; (xii) maintain books, records, resolutions and agreements as official records and separate from each other Person; (xiii) maintain its bank accounts separate from each other Person; (xiv) not commingle its funds or other assets with those of any other Person and hold all of its assets in its own name; (xv) conduct its own business in its own name; (xvi) not have its assets listed on the financial statements of another Person, except as required by U.S. generally accepted accounting principles consistently applied; (xvii) other than as contemplated by this Agreement or the Program Agreements, pay its own liabilities and expenses only out of its own funds; (xviii) allocate fairly and reasonably any overhead expenses that are shared with a Subsidiary (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses), and other items of cost and expense shared between the Transaction Subsidiary and any of its Subsidiaries, on the basis of actual use to the extent practicable, and to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered; (xvix) use separate stationery, invoices, and checks bearing its own name (or under any name licensed pursuant to any trademark license or similar agreement); (xx) hold itself out as a separate entity from the depositor and not conduct any business in the name of the depositor; (xxi) correct any known misunderstanding regarding its separate identity; (xxii) comply with the provisions of any organizational or governing documents; (xxiii) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change any of its organizational or governing documents without the Administrative Agent’s prior written consent; or (xxiv) maintain adequate capital for the normal obligations.
lxxx.Beneficial Ownership Certification. Each Seller shall at all times either (i) ensure that such Seller has delivered to Administrative Agent a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Administrative Agent an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.
25.Events of Default
Each of the following shall constitute an “Event of Default” hereunder:
lxxxi.XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.
lxxxii.Cross Default. Any Seller Party or any of their Subsidiaries shall be in default under any Indebtedness (including any hedge or swap agreement or Interest Rate Protection Agreement but excluding any securitization transaction), in the aggregate, in excess of (x) $250,000 of any Seller, Transaction Subsidiary or of such Subsidiary or (y) $500,000 of Guarantor or of such Subsidiary, in each case, which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness.
lxxxiii.Assignment. Assignment or attempted assignment by any Seller or the Transaction Subsidiary of this Agreement or the Transaction Subsidiary Pledge Agreement or any rights hereunder or thereunder, as applicable, without first obtaining the specific written consent of Administrative Agent, or the granting by any Seller or the Transaction Subsidiary of any security interest, lien or other encumbrances on any Purchased Assets or Contributed Mortgage Loans to any person other than Administrative Agent.
lxxxiv.Insolvency. An Act of Insolvency shall have occurred with respect to any Seller Party or any Subsidiary thereof.
lxxxv.Investment Manager. Angelo, Gordon & Co. L.P. or any Affiliate thereof ceases to be the investment manager of the majority members of the member of MAT Seller.
lxxxvi.Breach of Financial Representation or Covenant or Obligation. A breach by:
(i) any Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1) (Sellers’ Existence), 13(a)(7) (Solvency), 14(b) (Prohibition of Fundamental Changes), 14(o) (Existence), 14(r) (Transactions with Affiliates), 14(t) (Indebtedness), 14(u) (Sale of Assets), 14(x) (No Pledge) or 14(y) (Plan Assets) of this Agreement;

(ii) Transaction Subsidiary of any of the representations, warranties or covenants or obligations set forth in Sections 7(a) (Solvency), 7(c) (Existence), 8(a) (Existence) and 8(g) (Separateness) of the Transaction Subsidiary Pledge Agreement; or
(iii) Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 10(a) (Guarantor Existence), 10(e) (Solvency), 11(b) (Prohibition of Fundamental Changes) and 11(k) (Plan Assets) of the Guaranty and Pledge.
lxxxvii.Breach of NonFinancial Representation or Covenant. A breach by any Seller Party of any other material representation, warranty or covenant set forth in this Agreement, the Guaranty and Pledge or the Transaction Subsidiary Pledge Agreement or any other Program Agreement, as applicable (and not otherwise specified in Section 15(f) above), if such breach is not cured within ten (10) Business Days of such Seller Party’s knowledge thereof.
lxxxviii.Change of Control. The occurrence of a Change in Control.
lxxxix.Failure to Transfer. Any Seller or Transaction Subsidiary, as applicable, fails to (i) transfer the Purchased Assets or pledge the Contributed Mortgage Loans, as applicable to Administrative Agent for the benefit of the applicable Buyer or (ii) transfer the Contributed Mortgage Loans to the Transaction Subsidiary on the applicable Purchase Date (provided the Administrative Agent, on behalf of the applicable Buyer, has tendered the related Purchase Price).
xc.Judgment. A final judgment or judgments for the payment of money that is not covered by insurance in excess of (i) $500,000 in the aggregate with respect to Guarantor or any Seller or (ii) $250,000 in the aggregate with respect to Transaction Subsidiary, in each case, shall be rendered against such party by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof.
xci.Government Action. Any Governmental Authority (with respect to Sellers) or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller Party or any Subsidiary thereof, or shall have taken any action to displace the management of such Seller Party or any Subsidiary thereof or to curtail its authority in the conduct of the business of such Seller Party or any Subsidiary thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of such Seller Party or Subsidiary as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this Section 15(k) shall not have been discontinued or stayed within fifteen (15) Business Days.
xcii.Inability to Perform. A Responsible Officer of any Seller Party shall admit in writing its inability to, or its intention not to, perform any of Sellers’ Obligations hereunder or the Transaction Subsidiary’s obligations under the Transaction Subsidiary Pledge Agreement.
xciii.Security Interest. This Agreement, the Guaranty and Pledge or the Transaction Subsidiary Pledge Agreement, as applicable, shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets, Contributed Mortgage Loans, other Repurchase Assets or Collateral, as applicable, purported to be covered hereby.
xciv.Purchased Asset. Any Seller fails to own one hundred percent (100%) of the applicable Purchased Assets.
xcv.Servicer Default. A Servicer Event of Termination shall have occurred and a successor Servicer is not identified within thirty (30) days and servicing is not transferred to a successor servicer reasonably acceptable to Administrative Agent and such successor servicer does not deliver a fully executed Servicing Agreement and Servicer Notice which are acceptable to Administrative Agent in its sole good faith discretion within ninety (90) days, as such period may be extended by Administrative Agent if Administrative Agent determines in its good faith discretion that Sellers are diligently pursuing the transfer of servicing; provided that the foregoing shall not apply if the Servicer Termination Event is solely the result of an Act of Insolvency with respect to Servicer.
xcvi.Guarantor Breach. Any written repudiation of the Guaranty and Pledge by the Guarantor or if the Guaranty and Pledge is found to be not enforceable against Guarantor by a court of competent jurisdiction or other Governmental Authority.
xcvii.REIT Status. MAT Seller shall fail to (i) maintain its status as a real estate investment trust under Section 856 of the Code or (ii) be entitled to claim dividend paid deductions pursuant to Section 857 of the Code and therefore fail the requirements of Section 857(a)(1) of the Code (after giving effect to any cure or corrective provisions, including pursuant to Section 860 of the Code).
xcviii.Participation Certificate and Purchased Security. Any Participation Certificate or Purchased Security is sold, pledged or otherwise transferred to any Person other than Administrative Agent or Buyers.
An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.
26.Remedies Upon Default
In the event that an Event of Default shall have occurred and is continuing:
xcix.Administrative Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of any Seller or any Subsidiary of such Seller), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall (except upon the occurrence of an Act of Insolvency of any Seller or any Subsidiary of such Seller) give notice to each Seller of the exercise of such option as promptly as practicable.
c.If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) each Seller’s obligations in such Transactions to repurchase all Purchased Assets and Repurchase Assets at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by any Seller hereunder in accordance with Section 7(i) and in accordance with the Administration Agreement, and (iii) each Seller shall immediately deliver to Administrative Agent the Asset Files relating to any Purchased Assets and Repurchase Assets subject to such Transactions then in such Seller’s possession or control.
ci.Administrative Agent also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of any Seller relating to the Purchased Assets, Contributed Mortgage Loans and Repurchase Assets and all documents relating to the Purchased Assets and Repurchase Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets and Repurchase Assets) which are then or may thereafter come in to the possession of such Seller or any third party acting for such Seller. To obtain physical possession of any Purchased Assets or Repurchase Assets held by Custodian, Administrative Agent shall present to Custodian a Trust Receipt. Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for each Seller’s failure to perform its obligations under this Agreement, each Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.
cii.Administrative Agent shall have the right to direct all servicers then servicing any Contributed Mortgage Loans to remit all collections thereon to Administrative Agent, and if any such payments are received by a Seller, such Seller shall not commingle the amounts received with other funds of such Seller and shall promptly pay them over to Administrative Agent. Administrative Agent shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets and Contributed Mortgage Loans with or without cause in accordance with the applicable servicing agreement. In addition, Administrative Agent shall have the right to immediately sell the Purchased Assets and Contributed Mortgage Loans and liquidate all Repurchase Assets. Such disposition of Purchased Assets, Contributed Mortgage Loans and Repurchase Assets may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent shall not be required to give any warranties as to the Purchased Assets, Contributed Mortgage Loans or Repurchase Assets with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets, Contributed Mortgage Loans or Repurchase Assets. The foregoing procedure for disposition of the Purchased Assets, Contributed Mortgage Loans or Repurchase Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Each Seller agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Assets, Contributed Mortgage Loans or the Repurchase Assets or any portion thereof by using internet sites that provide for the auction of assets similar to the Purchased Assets, Contributed Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Contributed Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Purchased Assets or Repurchase Assets individually for the prevailing price. Administrative Agent shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets and Repurchase Assets, to give each Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets and Repurchase Assets against the aggregate unpaid Repurchase Price and any other amounts owing by such Seller hereunder.
ciii.Upon the happening of one or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Price hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion and subject to the Administration Agreement, but in all cases in accordance with Section 7(i) of this Agreement.
civ.Each Seller shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable out-of-pocket legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of outside counsel) incurred in connection with or as a result of an Event of Default, and (ii) any other actual loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
cv.Each Seller further recognizes that Administrative Agent may be unable to effect a public sale of any or all of the Participation Interests or Purchased Securities by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof. In view of the nature of the Participation Interests or Purchased Securities, each Seller agrees that liquidation of any Participation Interests or any Purchased Securities may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable. Administrative Agent shall be under no obligation to delay a sale of any of the Participation Interests or Purchased Securities for the period of time necessary to permit the Administrative Agent to register the Participation Interests or Purchased Securities for public sale under the 1934 Act, or under applicable state securities laws, even if Administrative Agent would agree to do so.
cvi.To the extent permitted by applicable law, each Seller shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by such Seller hereunder, from the date such Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by such Seller or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder. Interest on any sum payable by any Seller under this Section 16(h) shall accrue at a rate equal to the Post Default Rate.
cvii.Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
cviii.Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Sellers; provided that Administrative Agent shall use good faith efforts to provide Sellers with such notice. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.
cix.Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process. Each Seller also waives any defense (other than a defense of payment or performance) such Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
cx.Administrative Agent shall have the right to perform reasonable due diligence with respect to any Seller Party, the Purchased Assets and the Repurchase Assets, which review shall be at the expense of Sellers.
27.Reports

cxi.Default Notices. Each Seller shall and shall cause Guarantor to furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, termination events, breaches, potential defaults or potential breaches) and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by a Seller Party of any material obligation under any Program Agreement or any material contract or agreement of any Seller Party or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.
cxii.Financial Notices. MAT Seller shall furnish to Administrative Agent:
1.[reserved];
2.as soon as available and in any event within forty-five (45) calendar days after the end of each calendar quarter, the unaudited combined consolidated balance sheets of the MAT Seller as of the end of such period and the related unaudited combined consolidated statements of income and changes in net assets for the MAT Seller and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of the MAT Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the combined consolidated financial condition and results of operations of the MAT Seller and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes and yearend adjustments) consistently applied, as at the end of, and for, such period;
3.as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the MAT Seller the combined consolidated balance sheets of the MAT Seller and their consolidated Subsidiaries as at the end of such fiscal year and the related combined consolidated statements of income and retained earnings and of cash flows for the MAT Seller and their consolidated Subsidiaries for such year;
4.at the time such party furnishes each set of financial statements pursuant to Section 17(b)(2) or (3) above, an Officer’s Compliance Certificate of a Responsible Officer of such party in the form attached as Exhibit A to the Pricing Side Letter;
5.as soon as available and in any event within thirty (30) days of receipt thereof:
a.if applicable, copies of any 10Ks, 10Qs, registration statements and other “corporate finance” SEC filings by each Seller and Guarantor, within five (5) Business Days of their filing with the SEC; provided, that, each Seller and Guarantor will provide Administrative Agent with a copy of the annual 10K filed with the SEC by such Seller and such Guarantor, no later than ninety (90) days after the end of the year;
b.such other information regarding the financial condition, operations, or business of each Seller Party as Administrative Agent may reasonably request; and
c.the particulars of any Event of Termination in reasonable detail.
cxiii.[Reserved].
cxiv.Notices of Certain Events. As soon as possible and in any event within five (5) Business Days of knowledge thereof, each Seller shall furnish to Administrative Agent notice of the following events:
1.any material change in accounting policies or financial reporting practices of any Seller Party;
2.any material issues raised upon examination of any Seller Party or such Seller Party’s or such Guarantor’s facilities, operations, servicing, origination or correspondent activities by any Governmental Authority; and
3.any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to each Seller Party.
cxv.Portfolio Performance Data. Unless previously provided to Administrative Agent by Servicer, on the Reporting Date of each calendar month, each Seller will furnish to Administrative Agent (i) in the event the Contributed Mortgage Loans are serviced on a “retained” basis, an electronic Mortgage Loan performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net chargeoff reports) and (ii) electronically, in a format mutually acceptable to Administrative Agent and Sellers, servicing information, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loanbyloan basis and in the aggregate, with respect to the Contributed Mortgage Loans serviced by each Seller or the Servicer for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, each Seller will furnish to Administrative Agent such information upon the occurrence and continuation of an Event of Default.
cxvi.Other Reports. Each Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17(b)(4) above, the cost of which paid by any Seller Party shall be subject to the Due Diligence Cap.

28.Repurchase Transactions
A Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Assets, Contributed Mortgage Loans and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Assets, Contributed Mortgage Loans and/or Repurchase Assets with a counterparty of Buyers’ choice (such transaction, a “Repledge Transaction”) with the prior written consent of Sellers (such consent not to be unreasonably withheld); provided, that no such consent shall be required if such Repledge Transaction is (i) with an Affiliate of a Buyer or an Affiliate of Administrative Agent; (ii) with a Qualified Transferee or (iii) is entered into during the occurrence and continuance of an Event of Default. Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent. No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Assets, Contributed Mortgage Loans and Repurchase Assets to any Seller (and not substitutions thereof) pursuant to the terms hereof, and no Seller Party shall be liable for any increased costs to the extent due solely to any Repledge Transaction. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Administrative Agent and Buyers are each hereby authorized to share any information delivered hereunder with the Repledgee.
29.Single Agreement
Administrative Agent, Buyers and each Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and each Seller agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
30.Notices and Other Communications
Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and the Sellers), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
If to Sellers:

Mortgage Acquisition Trust I LLC
c/o GCAT Management LLC
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: Chief Risk Officer
Tel: 212-692-200
Fax: 212-867-9328
Email: aparks@angelogordon.com

If to Guarantor:

        Mortgage Acquisition Holding I LLC
c/o GCAT Management LLC
245 Park Avenue, 26th Floor
New York, New York 10167

If to Administrative Agent:
For Transaction Requests:CSFBMC LLCc/o Credit Suisse Securities (USA) LLCOne Madison Avenue, 2nd floorNew York, New York 10010Attention: Christopher Bergs, Resi Mortgage Warehouse OpsPhone: 2125385087Email: christopher.bergs@creditsuisse.com with a copy to: Credit Suisse First Boston Mortgage Capital LLCc/o Credit Suisse Securities (USA) LLCEleven Madison Avenue, 4th FloorNew York, NY 10010Attention: Robert DurdenEmail: robert.durden@creditsuisse.com

For all other Notices:Credit Suisse First Boston Mortgage Capital LLCc/o Credit Suisse Securities (USA) LLCEleven Madison Avenue, 4th FloorNew York, New York 10010Attention: Robert DurdenPhone Number: 2125386625Email: robert.durden@creditsuisse.com with a copy to:Credit Suisse First Boston Mortgage Capital LLCc/o Credit Suisse Securities (USA) LLCOne Madison Avenue, 9th FloorNew York, NY 10010Attention: Legal Department—RMBS Warehouse LendingFax Number: (212) 3222376
31.Entire Agreement; Severability
This Agreement and the Administration Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
32.Non assignability
cxvii.Assignments. The Program Agreements are not assignable by any Seller or Guarantor. Subject to Section 36 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements pursuant to the Administration Agreement with the prior written consent of Sellers (such consent not to be unreasonably withheld); provided, that no such consent shall be required if such assignment is (i) to an Affiliate of a Buyer or an Affiliate of Administrative Agent; or (ii) during the occurrence and continuance of an Event of Default; provided, however that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of each Seller, for review by such Seller upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  The entries in the Register shall be conclusive absent manifest error, and the Sellers, Guarantor, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and

Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers, as applicable, shall be released from its obligations hereunder and under the Program Agreements. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, each Seller shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing. Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement, the other Program Agreements, any document or other information delivered to Administrative Agent and/or Buyers by any Seller.
cxviii.Participations. Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements with the prior written consent of Sellers (such consent not to be unreasonably withheld); provided, that no such consent shall be required if such participation is (i) to an Affiliate of a Buyer or an Affiliate of Administrative Agent; (ii) to a Qualified Transferee or (iii) during the occurrence and continuance of an Event of Default; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 11. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by any Seller.
33.Setoff
In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have the right, without prior notice to the Sellers or Guarantor, any such notice being expressly waived by the Sellers and Guarantor to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from any Seller, Guarantor thereof to a Buyer or any of its Subsidiaries any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from a Buyer or any Subsidiary thereof to or for the credit or the account of the Sellers or Guarantor. All such set-offs shall be subject to the priorities set forth in the Administration Agreement.
34.Binding Effect; Governing Law; Jurisdiction
cxix.This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Seller acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Subsidiary of Administrative Agent and Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN

ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
cxx.EACH SELLER HEREBY WAIVES TRIAL BY JURY. EACH SELLER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
35.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.
36.Intent
cxxi.The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each Seller, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
cxxii.Administrative Agent’s or a Buyer’s right to liquidate the Purchased Assets, Contributed Mortgage Loans and Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
cxxiii.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
cxxiv.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
cxxv.This Agreement is intended to be a “repurchase agreement”, “master netting agreement” and a “securities contract,” within the meaning of Section 101(38A)(A), Section 101(47), Section 555, Section 559, Section 561 and Section 741 under the Bankruptcy Code.
cxxvi.Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
37.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
cxxvii.in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;
cxxviii.in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
cxxix.in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
38.Power of Attorney
Each Seller hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets as Administrative Agent, at its option, may deem appropriate. Each Seller hereby appoints Administrative Agent as such Seller’s agent and attorney-in-fact to execute any such financing statement or statements in such Seller’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition to the foregoing, each Seller agrees to execute a Power of Attorney, in the form of Exhibit A hereto, to be delivered on the date hereof; provided that, Administrative Agent shall not exercise such Power of Attorney unless an Event of Default has occurred and is continuing.
39.Buyers May Act Through Administrative Agent and Transaction Subsidiary May Act Through Sellers
Each Buyer has designated the Administrative Agent under the Administration Agreement for the purpose of performing any action hereunder. Pursuant to the Transaction Subsidiary Agreement, Transaction Subsidiary has appointed each Seller as its agent with respect to the execution, delivery and/or performance of any Program Agreement, including, without limitation, the Custodial Agreement, the Servicing Agreement and the Servicer Notice.
40.Indemnification; Obligations
cxxx.Each Seller agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Each Seller also agrees to reimburse each Indemnified Party for all reasonable out-of-pocket expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel. Each Seller’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller hereby acknowledges that its obligations hereunder are recourse obligations of such Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets and Repurchase Assets.
cxxxi.This Section 30 shall not apply to Taxes other than Taxes representing losses, claims or damages arising from a non-Tax claim.
cxxxii.Without limiting the provisions of Section 30(a) hereof, if any Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Seller by Administrative Agent (subject to reimbursement by such Seller) in its sole discretion.
41.Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.
42.Confidentiality
cxxxiii.This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by each Seller, Administrative Agent and Buyers in strict confidence and shall not be disclosed to any third party without the written consent of non-disclosing party except for (i) disclosure to the disclosing party’s direct and indirect Affiliates and Subsidiaries, attorneys, accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii)  disclosure required by law, rule, regulation or order of a court or other regulatory body (“Governmental Order”) or rating agency in connection with any securities issued by Buyer or an Affiliate of a Buyer, (iii) disclosure as Administrative Agent and Buyers deem appropriate in connection with the enforcement of Administrative Agent’s or Buyers’ rights hereunder or under any Transaction or in connection with working with Administrative Agent’s and Buyer’s affiliates, Subsidiaries and representatives in connection with the management and/or review of the Transactions (iv) disclosure of any confidential terms that are in the public domain other than due to a breach of this covenant, (v) (subject to the restrictions set forth in Section 22 hereof) disclosure made to an assignee, participant, repledgee or any of their direct and indirect affiliates and Subsidiaries, representatives, attorneys or accountants, but only to the extent such disclosure is necessary in connection with the transactions or performing rights or obligations hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller may disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, XXXXXXX, the Pricing Rate, Purchase Price and any other fees specified in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.
cxxxiv.Notwithstanding anything in this Agreement to the contrary, each Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the GrammLeachBliley Act (the “Act”), and each Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Each Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent or Buyers which each Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, each Seller will provide evidence reasonably satisfactory to allow Administrative Agent and/or Buyers to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include Administrative Agent’s or Buyers’ review of audits, summaries of test results, and other equivalent evaluations of each Seller. Each Seller shall notify Administrative Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Buyers or any Affiliate of Buyers provided directly to such Seller by Administrative Agent, Buyers or such Affiliate. Each Seller shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
cxxxv.Notwithstanding the foregoing and solely for the period commencing on the Effective Date through and including the date that is six (6) months thereafter, Administrative Agent and Buyers, hereby agree:

(i) to treat the identity of each Originator as confidential information subject to this Section 32, which for the avoidance of doubt, shall be subject to the exceptions to disclosures set forth in Section 32(a) above (the “Originator Confidential Information”);
(ii) to use the Originator Confidential Information solely for the purpose of the evaluation and administration of the Contributed Mortgage Loans hereunder; and
(iii) not to use the Originator Confidential Information, to solicit the purchase of Similar Mortgage Loans from any Originator, to bid for the purchase of Similar Mortgage Loans from any Originator or to out-bid the Sellers for the purchase of Similar Mortgage Loans from any Originator, without first providing prior written notice to the Sellers and permitting the Sellers a reasonable period of time to bid or purchase such mortgage loans.
For the avoidance of doubt, Originator Confidential Information shall not include circumstances in which the Administrative Agent, Buyers, or their residential mortgage whole loan trading desk located in the United States have independent knowledge of the identity of the applicable Originator and in such circumstances, the restrictions set forth in this Section 32(c) shall not be applicable.
43.Recording of Communications
Administrative Agent, Buyers and Sellers shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Administrative Agent, Buyers and Sellers consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
44.Periodic Due Diligence Review
Each Seller and Guarantor acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to the Sellers, the Transaction Subsidiary, the Guarantor and the Contributed Mortgage Loans and Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Contributed Mortgage Loans and Purchased Assets or otherwise, and each Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Sellers, Administrative Agent, Buyers or their authorized representatives will be permitted no more than three (3) times per calendar year (unless an Event of Default has occurred and is continuing) during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Contributed Mortgage Loans and Purchased Assets (including, without limitation, quality control review) in the possession or under the control of a Seller, the Transaction Subsidiary, the Guarantor and/or the Custodian, the cost of which if paid by any Seller Party shall be subject to the Due Diligence Cap. Each Seller also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Contributed Mortgage Loans and Purchased Assets. Without limiting the generality of the foregoing, each Seller acknowledges that Administrative Agent and Buyers may purchase the Contributed Mortgage Loans and Purchased Assets from such Seller based solely upon the information provided by such Seller to Administrative Agent and Buyers in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Contributed Mortgage Loans and Purchased Assets purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise regenerating the information used to originate such Contributed Mortgage Loan. Administrative Agent or Buyers may underwrite such Contributed Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller agrees to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Contributed Mortgage Loans in the possession, or under the control, of such Seller. Each Seller further agrees that each Seller shall pay all outofpocket costs and expenses incurred by Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 34 in an amount not to exceed the Due Diligence Cap; provided that the Due Diligence Cap shall not apply upon the occurrence of an Event of Default.
45.Authorizations
Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Sellers or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement. The Sellers may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.
46.Acknowledgment of Assignment and Administration of Repurchase Agreement
Pursuant to Section 22 (Non assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Assets, Contributed Mortgage Loans and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent and/or one or more CP Conduits (the “Additional Buyers”). Each Seller hereby acknowledges and agrees to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement for the benefit of the Buyers and any Repledgees, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable. Furthermore, to the extent that the

Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable. All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. Notwithstanding that multiple Buyers may purchase individual Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions set forth in the Administration Agreement.
47.No Reliance
Each Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller is relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
48.Acknowledgement of AntiPredatory Lending Policies
Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
49.Documents Mutually Drafted
The Sellers, the Administrative Agent and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
50.General Interpretive Principles
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
cxxxvi.the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

cxxxvii.accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
cxxxviii.references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
cxxxix.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
cxl.the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
cxli.the term “include” or “including” shall mean without limitation by reason of enumeration;
cxlii.all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;
cxliii.all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1201(b)(20) of the UCC as in effect in the State of New York; and
cxliv.an Event of Default shall be deemed continuing unless such Event of Default has been waived in writing.
51.Conflicts
In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of the Administration Agreement, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.
52.Bankruptcy Non-Petition
The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.
53.Limited Recourse
The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the Parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any "claim" against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).
54.Joint and Several
Sellers, Administrative Agent and Buyers hereby acknowledge and agree that Sellers are each jointly and severally liable to Administrative Agent and Buyers for all of their respective obligations hereunder. Accordingly, each Seller waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Administrative Agent upon such Seller’s joint and several liability. Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller with respect to the Obligations. When pursuing its rights and remedies hereunder against any Seller, Administrative Agent may, but shall be under no obligation to, pursue such rights and remedies hereunder against any Seller or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Administrative Agent to pursue such other rights or remedies or to collect any payments from such Seller to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller or any such collateral security, or right of offset, shall not relieve such Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Administrative Agent against such Seller.
55.Amendment and Restatement
Administrative Agent, Buyers and Sellers previously entered into the Existing Facility. Administrative Agent, Buyers and Sellers desire to enter into this Agreement in order to amend and restate the Existing Facility in its entirety. The amendment and restatement of the Existing Facility shall become effective on the Effective Date, and each of Administrative Agent, Buyers and Sellers shall hereafter be bound by the terms and conditions of this Agreement and the other Program Agreements. This Agreement amends and restates the terms and conditions of the Existing Facility and is not a novation of any of the agreements or obligations incurred pursuant to the terms thereof. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the

Existing Facility are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Administrative Agent, Buyers and Sellers that the security interests and liens granted in the Purchased Assets pursuant to Section 8 of the Existing Facility shall continue in full force and effect. All references to the Existing Facility in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
Credit Suisse First Boston Mortgage Capital LLC,
as Administrative Agent

By: /s/ Ernest Calabrese  Name: Ernest Calabrese  Title: Vice President
Credit Suisse AG, Cayman Islands Branch,
as a Buyer

By: /s/ Ernest Calabrese  Name: Ernest Calabrese  Title: Authorized Signatory
By: /s/ Kevin Quinn  Name: Kevin Quinn  Title: Authorized Signatory
Alpine Securitization LTD, as a Buyer, by Credit Suisse
AG, NEW YORK BRANCH as Attorney-in-fact

By: /s/ Kevin Quinn  Name: Kevin Quinn  Title: Vice President
By: /s/ Jason Ruchelsman  Name: Jason Ruchelsman  Title: Director

Signature Page to the Amended and Restated Master Repurchase Agreement

MORTGAGE ACQUISITION TRUST I LLC, as a Seller

By: /s/ Raul E Moreno  Name: Raul E. Moreno Title: Secretary

Signature Page to the Amended and Restated Master Repurchase Agreement